UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2004,

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 683-5900

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountants

(a)(1) Previous independent accountants

(i) On June 23, 2004 AXT, Inc., a Delaware corporation (“AXT” or the “Company”), dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent auditors.

(ii) The audit reports of PwC on the consolidated financial statements of AXT for each of past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The decision to change accountants was approved by AXT’s Audit Committee of the Board of Directors.

(iv) In connection with its audits for the two most recent fiscal years and through June 18, 2004, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to such disagreement in their report on the financial statements for such years.

(v) During the two most recent fiscal years and through June 18, 2004, there have been no reportable events as defined in Item 304(a)(1)(v)(A), (B), (C) or (D) of Regulation S-K, except that, in its letter to the Audit Committee Members dated June 7, 2004, in connection with the review of the financial statements for the quarter ended March 31, 2004, PwC noted that as part of the Company’s implementation of its Code of Business Conduct and Ethics, the Company learned, and informed PwC, of certain failures to comply with requirements for product testing and the provision of testing data and information relating to requirements of certain customers. The Company’s investigation into the product testing practices and procedures conducted, with the assistance of outside counsel, confirmed that certain customer requirements were not being complied with.

PwC indicated that it believes that the condition that enabled the deficiency to exist, including the lack of an effective monitoring and operational oversight function in this area, is a material weakness as defined in AU 325, Communication of Internal Control Related Matters Noted In An Audit (AU 325) of the AICPA Professional Standards. PwC recommended that the Company implement specific measures to ensure greater operational controls and compliance with customer requirements. Company management did not disagree with the suggestions made by PwC.

The Audit Committee of the Board of Directors discussed these matters with PwC, and the Company has authorized PwC to respond fully to any inquiries by Burr, Pilger & Mayer LLP concerning these matters.

2

The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 24, 2004 is filed as Exhibit 16 to this Form 8-K.

(2) New independent accountants

The Company engaged Burr, Pilger & Mayer LLP as its independent auditors as of June 23, 2004. During the two most recent fiscal years and through the date of their engagement by the Company, the Company did not consult with Burr, Pilger & Mayer LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Burr, Pilger & Mayer LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits

Exhibit 16:	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission
Exhibit 99.1:	Press Release dated June 21, 2004.

Item 9. Regulation FD Disclosure

     On June 21, 2004, the Company announced that it is reducing the workforce at its Fremont, California manufacturing facility by approximately 45 positions or approximately 35% over the next 60 days. This measure is being taken as part of the Company’s ongoing effort to consolidate manufacturing at its production facility in China. The Company will record a restructuring charge of approximately $1.3 million in the second quarter related to the reduction in force and to lease costs associated with facilities that are no longer required to support production.

     A copy of the press releasing announcing this action is attached hereto as Exhibit 99.1.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.
Date: June 24, 2004	By:	/s/ WILSON W. CHEUNG
Wilson W. Cheung
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit
Number	Description
16	Letter Regarding Change in Certifying Accountant
99.1	Press Release dated June 21, 2004

5